Calculation of Filing Fee Tables
S-8
IQM Quantum Computers Oyj
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, no nominal value, issuable upon exercise of outstanding options granted pursuant to Employee Stock Option Plan III	Other	10,979,196	$ 3.39	$ 37,219,474.44	0.000087	$ 3,238.09
2	Equity	Ordinary shares, no nominal value, issuable upon exercise of outstanding options granted pursuant to Employee Stock Option Plan IV	Other	7,893,796	$ 5.69	$ 44,915,699.24	0.000087	$ 3,907.67
3	Equity	Ordinary shares, no nominal value, reserved for issuance pursuant to Performance Share Plan 2026-2032	Other	1,995,708	$ 7.76	$ 15,486,694.08	0.000087	$ 1,347.35
4	Equity	Ordinary shares, no nominal value, reserved for issuance pursuant to Restricted Share Unit Plan 2026-2030	Other	826,409	$ 7.76	$ 6,412,933.84	0.000087	$ 557.93
Total Offering Amounts:						$ 104,034,801.60		$ 9,051.04
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 9,051.04
Offering Note
[1]	The ordinary shares registered hereby may be represented by the American Depositary Shares ("ADSs") of IQM Quantum Computers Oyj (the "Registrant"). Each ADS represents one ordinary share. ADSs issuable upon deposit of the ordinary shares registered hereby were registered pursuant to the separate Registration Statement on Form F-6 (File No. 333-296532). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional ordinary shares of the Registrant that become issuable under the Registrant's Employee Stock Option Plan III ("Plan III"), the Registrant's Employee Stock Option Plan IV ("Plan IV"), Performance Share Plan 2026-2032 ("PSP") or Restricted Share Unit Plan 2026-2030 ("RSU Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction. Represents ordinary shares issuable upon the exercise of outstanding options granted under Plan III. No additional options will be granted under Plan III. Offering price estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act on the basis of, with respect to the ordinary shares underlying share option awards previously granted under Plan III, $3.39 per share, which is the weighted-average exercise price of such share option awards.

[2]	Represents ordinary shares issuable upon the exercise of outstanding options granted under Plan IV. No additional options will be granted under Plan IV. Offering price estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of, with respect to the ordinary shares underlying share option awards previously granted under Plan IV, $5.69 per share, which is the weighted-average exercise price of such share option awards.

[3]	Represents ordinary shares reserved for future grant under the PSP. Offering price estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based upon the average of the high and low prices of the Registrant's ADSs as quoted on the Nasdaq Global Select Market on November 10, 2026.

[4]	Represents ordinary shares reserved for future grant under the RSU Plan. Offering price estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based upon the average of the high and low prices of the Registrant's ADSs as quoted on the Nasdaq Global Select Market on November 10, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources